LETTER OF INTENT

(For Building one Floating Hotel newbuilding vessel (Hull part))

This LETTER OF INTENT is entered into on **20th** December 2016 by and between:

(1) *Cala Group* (hereinafter referred to as the "Buyer") on one part,

And

(2) *COSCO (Dalian) Shipyard Co. Ltd.* (hereinafter referred to as the "Seller") on the other part,

Buyer intends to order and buy, Seller intends to build and sell one plus one newbuilding Floating Hotel Vessels (Hull part) (hereinafter referred to as the "Vessels") in accordance with following agreed terms and conditions: .

1. **Project and specifications:**
   For one plus one Floating Hotel Vessels (Hull part) Design by StoGda Ship Design & Engineering Sp. z o. o., including all comments to the specification from the Class.

2. **Quantity:**
   One (1) plus one (1) Vessels

3. **Price:**
   U.S. Dollars Eighteen million and Five Hundred thousand Only (USD18,500,000) per vessel based on the estimated net weight 8,500tons for steel structure and 270,000m^2 for coating, all further additional work shall be considered as extra variable order and be friendly discussed. Above mentioned coating will be normal specification and based on five coatings on shell plate under water line, three coatings for freeboard, two coatings for tanks and rooms, the price maybe adjusted according to coating actual specification if there is big difference with normal specification.

4. **Payment terms:**
   1st installment: 10% of contract price shall be paid upon contract signing;
   2nd installment: 90% of contract price shall be paid upon the delivery.

5. **Delivery time:**
   The vessel to be delivered 18 months after shipbuilding contract becomes effectiveness a nd Seller receives the full classification sociaty approved drawing which is later.

6. **Delivery place:** ex-wharf COSCO (Dalian) Shipyard Co. Ltd.

7. **Refund Guarantee/ Letter of Credit**:

The Seller shall provide the Buyer with a Letter of Refund Guarantee from first class Chinese bank to cover the 1st installment. Such letter of Guarantee shall secure the Seller's obligation to refund the Buyer 1st installment if and when such installment becomes payable to the Buyer in accordance with the terms and conditions of the Shipbuilding Contract.

The Buyer shall, together with 1st installment, provide the Seller with a Letter of Credit from first class international bank which is IRREVOCABLY, ABSOLUTELY and UNCONDITIONALLY. Such Letter of Credit shall cover the 2nd installment and pay the Seller the 2nd installment which will be made without set-off and shall be free and clear of any dedctions, charges, fees or without holding of any nature now or hereafter imposed, levied collected withheld or assesses by the government of the country of the issuing bank or any political subdivisions of authority thereof or therein. The Buyer shall provide more Letter of Credit(s) if both parties agree extra variable orders during implement of the Shipbuilding Contract timely which shall cover the price of variable order.

8. **Subjects:**

This Letter of Intent is subject to:
(a)The final specifications incl. GA plan, midship section, makers list to be mutually agreed;

(b) The final terms and conditions of the Shipbuilding Contract as well as the final form of the Refund Guarantee and Letter of Credit to be mutually agreed between the Parties;

(c) The Shipbuilding Contracts to be signed on or before (**agreed estimated schedule**).

9. This Letter of Intent, Shipbuilding Contracts, Refund Guarantees and Letter of Credit shall be governed by English Law with arbitration in London.

10. This deal should be kept strictly private and confidential and only absolutely necessary details to be disclosed to other parties which must be contacted / involved for the progress and materialization of the project.

11. Validity: This Letter of Intent shall be valid until 30th March 2017 Beijing Time, China. This Letter of Intent will be nullified if the contract is not signed by both parties before above mentioned validity date.

For and on behalf of the Buyers:
By

Title: Attorney-in-fact
Cala Group

For and on behalf of the Sellers:
By

Hu Guangcheng.

Title: Attorney-in-fact
COSCO (Dalian) Shipyard Co., Ltd.